UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEVM	OTC Markets Group Inc.

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan, Security and Guaranty Agreement and Senior Secured Term Loan Discount Note

On June 1, 2026, Phoenix Motor Inc., a Delaware corporation (the “Company” or the “Borrower”), entered into a Term Loan, Security and Guaranty Agreement (the “Loan Agreement”) with the guarantors from time to time party thereto and Concrete Jungle Ltd., a company organized and existing under the laws of the British Virgin Islands, as lender (the “Lender”).

Material Terms of the Loan Agreement and the Note

Pursuant to the Loan Agreement, the Lender made available to the Company, on the closing date, a single-draw term loan facility in the principal amount of $4,000,000 (the “Term Loan”), evidenced by a Senior Secured Term Loan Discount Note with a principal face amount of $5,000,000 (the “Note”). The Note matures on May 31, 2027, unless earlier paid in accordance with its terms, and bears interest at a base rate of 10.0% per annum, subject to increase upon the occurrence and during the continuance of an event of default. The Term Loan was issued with original issue discount equal to $1,000,000, representing the excess of the stated redemption price at maturity over the issue price. The Company may prepay the Term Loan at any time, subject to payment of accrued interest and any applicable premiums or make-whole amounts. Mandatory prepayment may be required upon certain events.

The Loan Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, timely delivery of financial and other information to the Lender, maintenance of corporate existence and legal compliance, maintenance of insurance, notification of certain events, restrictions on incurring additional indebtedness, limitations on creating liens on assets, except for permitted liens, restrictions on assets sales or transfers, except as permitted, and delivery of a valuation report around the fair market value of Phoenix EV and its subsidiaries prepared by a recognized valuation firm.

The Loan Agreement contains customary events of defaults including, among other things, payment defaults, breach of covenants, cross acceleration to material recourse indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events.

The obligations under the Loan Agreement and the Note are secured by a first priority perfected security interest in substantially all assets, properties and rights of the Company and the other loan parties, subject to customary exclusions. The guarantors under the Loan Agreement have guaranteed the obligations under the Loan Agreement on a joint and several basis and have granted security interests in substantially all of their respective assets, properties and rights to secure such obligations.

The Loan Agreement also contains certain governance covenants, including the designation by the Lender of individuals to the board of directors of PhoenixEV Inc. and the restriction on changes to such individuals, subject to the terms of the Loan Agreement.

Common Stock Warrant

In connection with the Loan Agreement, on June 1, 2026, the Company also issued to the Lender a Common Stock Purchase Warrant (the “Warrant”). The Warrant entitles the holder to purchase up to 80,896 shares of the Company’s common stock, par value $0.0004 per share (the “Common Stock”), at an exercise price of $3.00 per share, subject to adjustment for stock splits, stock dividends, combinations, reclassifications, certain distributions, and certain dilutive issuances. The Warrant has a five-year term and may be exercised at any time prior to its expiration, in whole or in part, on a cash or cashless basis as provided in the Warrant.

Registration Rights Agreement

On June 1, 2026, the Company entered into a Registration Rights Agreement with the Lender in connection with the Term Loan, pursuant to which the Company has agreed to has agreed to file and maintain one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the Warrant (the “Registrable Securities”). The Company is required to use reasonable efforts to keep such registration statements effective and to comply with all applicable reporting requirements to permit the Lender to publicly resell the Registrable Securities without restriction.

The Holder is granted certain “piggyback” and/or “demand” registration rights, including the right to request written confirmation of the Company’s compliance with reporting obligations, delivery of periodic reports, and other documents as may be reasonably requested in connection with any sale under Rule 144 or another exemption. The agreement contains customary provisions regarding cooperation, indemnification, and Rule 144 compliance.

PhoenixEV Equity Interest Option Agreement

In addition, on June 1, 2026, the Company, PhoenixEV and the Lender entered into the PhoenixEV Equity Interest Option Agreement (the “Equity Interest Option Agreement”), pursuant to which the Company granted the Lender an exclusive and irrevocable option to acquire equity interests representing 49.0% of the equity interests of PhoenixEV, calculated on a fully diluted basis, subject to the terms and conditions set forth therein. The option has a five-year term. The exercise price of the option is $2,250,000, payable solely by reducing the initial principal face amount of the Note from $5,000,000 to $2,500,000 upon the closing of the option exercise in accordance with the PhoenixEV Equity Interest Option Agreement. The option is exercisable subject to certain conditions and procedures set forth in the agreement, including notice and timing requirements. The agreement contains customary provisions regarding exercise mechanics, transfer restrictions, and compliance with applicable laws. The option will terminate if not exercised within the period specified in the agreement.

On June 1, 2026, the Company and certain subsidiaries also entered into a Pledge Agreement in favor of the Lender, pursuant to which the pledgors pledged equity interests in certain subsidiaries of the Company to secure the obligations under the Loan Agreement and the related loan documents.

In connection with the financing, the Company, Phoenix Cars LLC and PhoenixEV entered into an Amendment to Asset Purchase Agreement, dated as of June 1, 2026 and effective as of December 31, 2025 (the “APA Amendment”), which amends the Asset Purchase Agreement dated as of December 31, 2025 by and among such parties. The APA Amendment amends certain provisions regarding assumed liabilities, excluded liabilities, warranty and product liability claims, and seller indemnification.

The gross proceeds of the Term Loan are to be used primarily to repay or satisfy certain indebtedness owed to J.J. Astor & Co. (“JJA”) and to pay fees, costs and expenses associated with the execution and delivery of the Loan Agreement and the consummation of the transactions contemplated thereby.

The foregoing descriptions of the Loan Agreement, the Note, the Warrant, the Registration Rights Agreement, the Equity Interest Option Agreement, the Pledge Agreement and the APA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Settlement of Obligations with J.J. Astor & Co.; Payoff Letter

On May 4, 2026, the Company and certain of its affiliates entered into a Settlement Agreement and General Release (the “JJA Settlement Agreement”), with Phoenix Cars, LLC, Phoenix Motorcars Leasing, LLC, Edison Future International Co., Ltd., Xiaofeng Denton Peng, and J.J. Astor & Co. The agreement provides for mutual releases by all parties, subject to customary exceptions, and requires J.J. Astor & Co. to release all security interests and liens held in connection with prior financing arrangements. Upon closing of the settlement, all litigation and related proceedings between the parties will be terminated and dismissed with prejudice. The agreement also provides for the delivery of a payoff letter and related transaction documents to fully satisfy and discharge all prior obligations between the parties.

In connection with the closing of the Term Loan, on June 1, 2026, the Company consummated the settlement of its previously disclosed dispute with JJA pursuant to the JJA Settlement Agreement and and a Payoff Letter, dated May 30, 2026 (the “JJA Payoff Letter”). Pursuant to the JJA Settlement Agreement and JJA Payoff Letter, the Company paid JJA $3,800,000 in cash and caused PhoenixEV to transfer four electric buses to JJA pursuant to a Bill of Sale, dated May 30, 2026, for stated consideration of $870,000, which was applied as a reduction of the outstanding indebtedness owed to JJA.

The JJA Settlement Agreement provides that the Company and the other loan parties are obligated to repurchase the four buses from JJA within 90 days after the settlement closing for $870,000 plus certain transportation, storage, insurance, and other reasonable costs, and includes certain deficiency and excess proceeds provisions if the buses are not repurchased and are instead sold by JJA.

Upon the settlement closing, the parties agreed to mutual releases, subject to customary exceptions, and JJA agreed to release its security interests and liens and take actions to terminate and dismiss with prejudice all litigation and related proceedings filed against the Company and its affiliates and subsidiaries.

The foregoing descriptions of the the JJA Settlement Agreement, the JJA Payoff Letter and the Bill of Sale do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the consummation of the settlement closing under the JJA Settlement Agreement and JJA Payoff Letter on June 1, 2026, all obligations under the prior JJA loan agreement and related transaction documents were deemed paid, satisfied and discharged in full, and such agreements and related liens, security interests, collateral documents and other security arrangements were terminated and released, subject to the terms of the JJA Settlement Agreement and JJA Payoff Letter. In connection with this, JJA delivered a notice of termination of the Deposit Account Control Agreement with East West Bank.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Term Loan, Security and Guaranty Agreement and the Senior Secured Term Loan Discount Note is incorporated herein by reference.

As described above, on June 1, 2026, the Company became obligated under the Loan Agreement and the Note. The Note has a principal face amount of $5,000,000, was issued in connection with a $4,000,000 single-draw term loan facility, bears interest at 10.0% per annum, and matures on May 31, 2027, unless earlier paid in accordance with its terms. The obligations under the Loan Agreement and the Note are secured by substantially all assets of the Company and the other loan parties, subject to customary exclusions, and are guaranteed by the guarantors party to the Loan Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Loan Agreement, the Company issued the Warrant to the Lender to purchase 80,896 shares of Common Stock at an exercise price of $3.00 per share, subject to adjustment as provided therein, including adjustments for stock splits, stock dividends, combinations, reclassifications, certain distributions and certain dilutive issuances.

The Warrant and the shares of Common Stock issuable upon exercise of the Warrant were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued or are issuable in a transaction exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Lender acquired the Warrant for investment purposes and not with a view to distribution in violation of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated as of June 1, 2026, issued by Phoenix Motor Inc. to Concrete Jungle Ltd.
10.1	Term Loan, Security and Guaranty Agreement, dated as of June 1, 2026, by and among Phoenix Motor Inc., the guarantors from time to time party thereto, and Concrete Jungle Ltd., as lender.
10.2	Senior Secured Term Loan Discount Note, dated as of June 1, 2026, issued by Phoenix Motor Inc. in favor of Concrete Jungle Ltd.
10.3	Registration Rights Agreement, dated as of June 1, 2026, by and between Phoenix Motor Inc. and Concrete Jungle Ltd.
10.4	PhoenixEV Equity Interest Option Agreement, dated as of June 1, 2026, by and among Phoenix Motor Inc., PhoenixEV Inc. and Concrete Jungle Ltd.
10.5	Pledge Agreement, dated as of June 1, 2026, by and among the pledgors party thereto and Concrete Jungle Ltd., as pledgee.
10.6	Amendment to Asset Purchase Agreement, dated as of June 1, 2026 and effective as of December 31, 2025, by and among Phoenix Motor Inc., Phoenix Cars LLC and PhoenixEV Inc.
10.7	Settlement Agreement and General Release, dated as of May 4, 2026, by and among Phoenix Motor Inc., Phoenix Cars, LLC, Phoenix Motorcars Leasing, LLC, Edison Future International Co., Ltd., Xiaofeng Denton Peng and J.J. Astor & Co.
10.8	Payoff Letter, dated May 30, 2026, by and between Phoenix Motor Inc. and J.J. Astor & Co.
10.9	Bill of Sale, dated May 30, 2026, by and between PhoenixEV Inc. and J.J. Astor & Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2026	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer